Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501

Air Products will host a teleconference on this announcement today at 8:30 a.m. Eastern Time.*

Air Products Announces Repositioning and Portfolio Management
Actions to Further Strengthen Growth Businesses

•	Exploring Sale of Amines and Polymers Businesses

•	Restructuring Polyurethane Intermediates – Agreement in Principle to Sell Geismar DNT Facility to BASF Corporation for $155 million

•	$115 million Acquisition of Tomah[3] Products to Capitalize on Surface Science Expertise and Developing Market Opportunities

•	$1.5 Billion Share Repurchase Plan

•	Quarterly Dividend Increase from $0.32 to $0.34

LEHIGH VALLEY, Pa. (March 22, 2006) – Air Products (NYSE: APD) today announced a series of strategic initiatives to strengthen and expand its growth platforms, improve its return on capital and return value to its shareholders.

The company is exploring the sale of its Amines and Polymers businesses, restructuring its Polyurethane Intermediates business, including plans to sell its dinitrotoluene (DNT) facility in Geismar, La., for $155 million, and investing in its Performance Materials business with the $115 million acquisition of specialty surfactants producer Tomah3 Products. These actions will enable the company to further sharpen its focus on its four growth platforms: Energy and Process Industries, Electronics, Homecare, and Performance Materials, as well as its position in the Asia region. The company also is accelerating its return of cash to shareholders through a $1.5 billion share repurchase program and an increase in its quarterly dividend from $0.32 to $0.34.

John Jones, Air Products’ chairman and chief executive officer, said, “The initiatives we have announced today are consistent with our growth strategy and reflect the discipline of our ongoing portfolio management process. These actions will make Air Products a more focused, less cyclical, and higher growth company.

“When these actions are completed, our growth businesses will make up over 60 percent of our overall annual revenues, up from just 35 percent in 2000. We are convinced that this new profile, combined with our number one priority to improve our return on capital, will deliver significant shareholder value going forward. I would like to commend and thank our employees who have improved the chemicals businesses through some very challenging times.”

Exploring Sale of Amines and Polymers Businesses
Air Products is exploring the sale of its Amines and Polymers businesses as part of the company’s ongoing portfolio management activities.

“We have significantly improved our Amines and Polymers businesses over the past few years. However, additional investment in these businesses doesn’t fit with our strategic direction. Potential buyers have expressed interest and we believe now is the right time to explore all opportunities,” according to Jones. “For the right owner, these are very attractive investments. However, we will only sell these businesses to a buyer who recognizes their value.”

The Amines business generated approximately $300 million in revenues in FY2005. Amines production facilities are located in Pace, Fla.; St. Gabriel, La.; and Camaçari, Brazil. The consolidated Air Products Polymers joint venture with Wacker Chemie AG of Germany had approximately $550 million in FY2005 revenues with six manufacturing facilities including South Brunswick, N.J.; Piedmont, S.C.; Calvert City, Ky.; Elkton, Md.; Ulsan, Korea; and Köln, Germany. Goldman Sachs is acting as the financial adviser to Air Products in connection with the potential sale of these businesses, which will be subject to Air Products’ Board of Directors and regulatory approval.

Agreement in Principle to Sell Geismar DNT Facility to BASF Corporation
As part of its Polyurethane Intermediates business restructuring, Air Products announced that it has reached an agreement in principle to sell its DNT production facility in Geismar, La., to BASF Corporation for $155 million. The transaction has received regulatory approval and is expected to close by the end of the month, subject to finalization of documents.

The plant is located on property leased to Air Products at BASF’s major manufacturing site in Geismar. The Air Products industrial gas facilities at this same location are not included in this proposed transaction and will continue to produce and supply hydrogen, carbon monoxide and syngas for BASF and other customers. This transaction does not include Air Products’ Pasadena, Texas, polyurethane intermediates facility, which continues to operate.

Acquisition of Tomah3 Products to Capitalize on Surface Science Expertise and High Growth Market Opportunities
Air Products has signed a definitive agreement to acquire Tomah3 Products of Milton, Wis., for approximately $115 million in cash. With sales of $73 million in 2005, Tomah produces specialty surfactants and processing aids primarily for growth segments of the institutional and industrial cleaning, mining and oil field industries, among others. The agreement is subject to regulatory approval and is expected to close by the end of March.

Through a commercial and product development relationship formed in 2004, Air Products and Tomah have been developing customized offerings for high growth segments of their target markets that benefit from the unique combinations of the companies’ technologies. These offerings are increasingly attractive for customers seeking environmental and productivity benefits. The Tomah acquisition reflects Air Products’ Performance Materials strategy to expand its presence in profitable market segments where it can build on its surface science expertise. Tomah’s product lines, production capabilities and market channels support this strategy.

More information about the Air Products/Tomah relationship www.airproducts.com/PressRoom/AboutAirProducts/Backgrounders/tomah3.htm.

In addition to specialty surfactants, Air Products’ Performance Materials growth platform, with sales of approximately $570 million in FY2005, includes epoxy and polyurethane additives, specialty amines and advanced materials. These formulated products are sold based on performance characteristics that provide unique solutions for customers. They use proprietary technology based on Air Products’ advanced surface and material science capabilities, and are sold into multiple targeted end use markets worldwide. They have consistently produced strong growth and sustainable returns above their cost of capital.

Share Repurchase Program
The Board of Directors of Air Products approved a $1.5 billion share repurchase program. The new program is in addition to a prior $500 million program approved and completed in 2005, and will allow the company to repurchase shares at its discretion while investing in its businesses and growth opportunities. The company expects to begin buying back shares after the Q2 FY2006 earnings announcement and to complete $500 million of that repurchase before calendar year end.

Increased Dividend
The Board of Directors also raised the quarterly dividend on the company’s stock to $0.34 per share from $0.32. This six percent increase represents the 24th consecutive annual increase in the company’s dividend. The dividend is payable on May 7, 2006 to shareholders of record at the close of business on April 3, 2006.

“Air Products continues to take steps to return cash to our shareholders while investing strategically in our growth businesses to further build our leadership positions,” Jones said. “All of the actions we have announced today reflect the company’s strong financial position, driven by our stable business models, capital discipline and the growth markets and geographies we serve.”

The company said it did not expect any impact on its previous FY2006 EPS guidance of $3.30 to $3.48 per share, excluding the one-time impact of transactional and restructuring-related gains and losses.

*Access the teleconference by calling (800) 479-9001 or listen on the Web at: www.airproducts.com/Invest/financialnews/confcall.htm. Telephone and Internet replay will be available shortly following the teleconference until midnight ET on March 29, 2006.

About Air Products
Air Products (NYSE:APD) serves customers in technology, energy, healthcare and industrial markets worldwide with a unique portfolio of products, services and solutions, providing atmospheric gases, process and specialty gases, performance materials and chemical intermediates.  Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives.  The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment and is listed in the Dow Jones Sustainability and FTSE4Good Indices.  The company has annual revenues of $8.1 billion, operations in over 30 countries, and over 20,000 employees around the globe.  For more information, visit www.airproducts.com.

NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release regarding important risk factors. Actual performance and financial results may differ materially from those expressed in the forward-looking statements because of many factors, including those specifically referenced as future events or outcomes that the company anticipates as well as, among other things, overall economic and business conditions different than those currently anticipated and demand for Air Products’ goods and services during that time; competitive factors in the industries in which it competes; interruption in ordinary sources of supply; the ability to recover unanticipated increased energy and raw material costs from customers; uninsured litigation judgments or settlements; changes in government regulations; consequences of acts of war or terrorism impacting the United States’ and other markets; charges related to currently undetermined portfolio management and cost reduction actions; the success of implementing cost reduction programs; the timing, impact, ability to complete and other uncertainties of future acquisitions or divestitures or unanticipated contract terminations; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; the recovery of insurance proceeds; the impact of new financial accounting standards, including the expensing of employee stock options; and the timing and rate at which tax credits can be utilized. The company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any change in the company’s assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

Beth Mentesana, tel. (610) 481-2459; email: mentesbk@airproducts.com.

Investor Inquiries:

Phil Sproger, tel. (610) 481-7461; email: sprogepc@airproducts.com.